GUARANTY

                  THIS GUARANTY, dated as of June 9, 1995 (this "Guaranty"), is made by PHC RETAIL HOLDING COMPANY, a Delaware corporation (the "Guarantor"), having an office at One Peebles Street, South Hill, Virginia 23970, in favor of NATWEST BANK N.A., a national banking association, as agent (the "Agent"), and each of the Lenders from time to time parties to the hereinafter defined Credit Agreement.

                                R E C I T A L S:

                  WHEREAS, PEEBLES INC., a Virginia corporation (the "Borrower"), the Agent and the Lenders are parties to that certain Credit Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") providing for loans and extensions of credit to be made to the Borrower by the Agent and the Lenders;

                  WHEREAS, the Guarantor legally and beneficially owns all of the issued and outstanding shares of capital stock of the Borrower and as such, will derive direct and indirect economic benefits from the making of the Loans; and

                  WHEREAS, in connection with the making of the Loans under the Credit Agreement and as a condition precedent thereto, the Agent and the Lenders require that the Guarantor shall have executed and delivered this Guaranty;

                  NOW, THEREFORE, in consideration of the premises and in order to induce the Agent and the Lenders to make the Loans and to issue the Letters of Credit under the Credit Agreement, the Guarantor hereby agrees with the Agent and the Lenders as follows:

                  1.  DEFINED TERMS.

                  Capitalized terms used herein which are not otherwise defined herein are used with the meanings ascribed to such terms in the Credit Agreement.

                  2.  GUARANTY OF PAYMENT.

                  (a) The Guarantor hereby unconditionally guarantees the full and prompt payment to the Agent, for its benefit and the benefit of the Lenders, upon demand, at maturity or by reason of acceleration or otherwise and at all times thereafter, of any and all of the Obligations.

                  (b) The Guarantor acknowledges that valuable consideration supports this Guaranty, including, without limitation, the consideration set forth in the recitals above.

                  (c) The Guarantor agrees that all payments under this Guaranty shall be made in Dollars and in the same manner as provided for the Obligations.

                  3.  COSTS AND EXPENSES.

                  The Guarantor agrees to pay on demand, if not paid by the Borrower, all costs and expenses of every kind incurred by the Agent or any
Lender: (a) in enforcing this Guaranty; (b) in collecting any of the Obligations due and payable from the Borrower or the Guarantor; and (c) in realizing upon or protecting any collateral for this Guaranty or for payment of any of the Obligations. "Costs and expenses" as used in the preceding sentence shall include, without limitation, the attorneys' fees incurred by the Agent or any Lender in retaining counsel for advice, suit, appeal, any insolvency or other proceedings under the Bankruptcy Code or (as defined below) otherwise, or for any purpose specified in the preceding sentence.

                  4.  NATURE OF GUARANTY: CONTINUING, ABSOLUTE AND
                      UNCONDITIONAL.

                  (a) This Guaranty is and is intended to be a continuing guaranty of payment of the Obligations, independent of and in addition to any other guaranty, indorsement, collateral or other agreement held by the Agent or any Lender therefor or with respect thereto, whether or not furnished by the Guarantor. The obligations of the Guarantor to repay the Obligations hereunder shall be unlimited. Until payment in full of all of the Obligations and the termination of the Credit Agreement, the Guarantor shall have no right of subrogation with respect to the Obligations or any payments made by the Guarantor hereunder and hereby waives any right to enforce any remedy which the Agent or any Lender now has or may hereafter have against Borrower or any endorser or any other guarantor of all or any part of the Obligations. The Guarantor hereby waives any benefit of, and any right to participate in, any security or collateral given to the Agent and the Lenders to secure payment of Obligations or any part thereof, and the Guarantor agrees that it will not take any action to enforce any obligations of the Borrower to the Guarantor prior to the Obligations being paid in full; provided that, in the event of the bankruptcy or insolvency of the Borrower, the Agent and the Lenders shall be entitled notwithstanding the foregoing, to file in the name of the Guarantor or in their own name a claim for any and all indebtedness owing to the Guarantor by the Borrower (exclusive of this Guaranty), to vote such claim and to apply the proceeds of any such claim to the Obligations.

                  (b) For the further security of the Agent, for its benefit and the benefit of the Lenders, and without in any way diminishing the liability of the Guarantor, until all of the Obligations have been paid in full, all debts and liabilities, present or future of the Borrower to the Guarantor and all monies received from the Borrower or for its account by the Guarantor in respect thereof shall, except as such payments are otherwise permitted under the Credit Agreement, be received in trust for the Agent, for its benefit and the benefit of the Lenders, and forthwith upon receipt shall be paid over to the Agent, for its benefit and the benefit of the Lenders, to be credited and applied, whether the Obligations are matured or unmatured, in accordance with the terms of the Credit Agreement. This assignment and postponement is independent of and severable from this Guaranty and shall remain in full effect whether or not the Guarantor is liable for any amount under this Guaranty.

                  (c) This Guaranty is absolute and unconditional and shall not be changed or affected by any representation, oral agreement, act or thing whatsoever, except as herein provided. This Guaranty is intended by the Guarantor to be the final, complete and exclusive expression of the guaranty agreement between the Guarantor, the Agent and the Lenders. No modification or amendment of any provision of this Guaranty shall be effective unless in writing and signed by a duly authorized officer of the Agent and by the Guarantor.

                  5.  CERTAIN RIGHTS AND OBLIGATIONS.

                  (a) The Guarantor authorizes the Agent, for its benefit and the benefit of the Lenders, without notice, demand or any reservation of rights against the Guarantor and without affecting the Guarantor's obligations hereunder, from time to time:

                  (i) to renew, extend, increase, accelerate or otherwise change the time for payment of, the terms of or the interest on the Obligations or any part thereof or grant other indulgences to the Borrower or others;

                  (ii) to accept from any Person and hold collateral for the payment of the Obligations or any part thereof, and to modify, exchange, enforce or refrain from enforcing, or release, compromise, settle, waive, subordinate or surrender, with or without consideration, such collateral or any part thereof;

                  (iii) to accept and hold any indorsement or guaranty of payment of the Obligations or any part thereof, and to discharge, release or substitute any such obligation of any such indorser or guarantor, or any Person who has given any security interest in any collateral as security for the payment of the Obligations or any part thereof, or any other Person in any way obligated to pay the Obligations or any part thereof, and to enforce or refrain from enforcing, or compromise or modify, the terms of any obligation of any such indorser, guarantor or Person;

                  (iv) to dispose of any and all collateral securing the Obligations in any manner as the Agent in its sole discretion may deem appropriate, and to direct the order or manner of such disposition and the enforcement of any and all endorsements and guaranties relating to the Obligations or any part thereof as the Agent in its sole discretion may determine;

                  (v) except as otherwise provided in the Credit Agreement, to determine the manner, amount and time of application of payments and credits, if any, to be made on all or any part of any component or components of the Obligations (whether principal, interest, fees, costs and expenses, or otherwise); and

                  (vi) to take advantage or refrain from taking advantage of any security or accept or make or refrain from accepting or making any compositions or arrangements when and in such manner as the Agent in its sole discretion may deem appropriate;

and generally to do or refrain from doing any act or thing which might otherwise, at law or in equity, release the liability of the Guarantor as a guarantor or surety in whole or in part, and in no case shall the Agent be responsible or shall the Guarantor be released either in whole or in part for any act or omission in connection with the Agent or any Lender having sold any security at under value.

                  (b) If any default shall be made in the payment of any of the Obligations and any grace period has expired with respect thereto as provided in the Credit Agreement, the Guarantor hereby agrees to pay the same in full to the extent hereinafter provided:

                  (i) without deduction by reason of any setoff, defense (other than payment) or counterclaim of the Borrower;

                  (ii) without requiring presentment, protest or notice of nonpayment or notice of default to the Guarantor, to the Borrower or to any other Person;

                  (iii) without demand for payment or proof of such demand or filing of claims with a court in the event of receivership, bankruptcy or reorganization of the Borrower;

                  (iv) without requiring the Agent or any Lender to resort first to the Borrower (this being a guaranty of payment and not of collection) or to any other guaranty or any collateral which the Agent or any Lender may hold;

                  (v) without requiring notice of acceptance hereof or assent hereto by the Agent; and

                  (vi) without requiring notice that any of the Obligations have been incurred, extended or continued or of the reliance by the Agent or any Lender upon this Guaranty;

all of the foregoing which the Guarantor hereby waives.

                  (c) The Guarantor's obligation hereunder shall not be affected by any of the following, all of which, to the greatest extent permitted by applicable law, the Guarantor hereby waives:

                  (i) any failure to perfect or continue the perfection of any security interest in or other lien on any collateral securing payment of any of the Obligations or the Guarantor's obligation hereunder;

                  (ii) the invalidity, unenforceability, propriety of manner of enforcement of, or loss or change in priority of, any such security interest or other lien or guaranty of the Obligations;

                  (iii) any failure to protect, preserve or insure any such collateral;

                  (iv) failure of the Guarantor to receive notice of any intended disposition of such collateral;

                  (v) any defense arising by reason of the cessation from any cause whatsoever of the liability of the Borrower (other than payment in full of all of the Obligations) including, without limitation, any failure, negligence or omission (other than gross negligence or wilful misconduct as determined by a court of competent jurisdiction) by the Agent or any Lender in enforcing their claims against the Borrower;

                  (vi) any release, settlement or compromise of any obligation of the Borrower;

                  (vii) the invalidity or unenforceability of any of the Obligations;

                  (viii) any change of ownership of the Borrower or the insolvency, bankruptcy or any other change in the legal status of the Borrower;

                  (ix) any change in, or the imposition of, any law, decree, regulation or other governmental act which does or might impair, delay or in any way affect the validity, enforceability or the payment when due of the Obligations;

                  (x) the existence of any claim, setoff or other right which the Guarantor may have at any time against the Agent or any Lender or the Borrower in connection herewith or any other transaction, related or unrelated;

                  (xi) the Agent's or any Lender's election, in any case instituted under chapter 11 of the Bankruptcy Code, of the application of section 1111(b)(2) of the Bankruptcy Code;

                  (xii) any borrowing, use of cash collateral, or grant of a security interest by Borrower, as debtor in possession, under sections 363 or 364 of the Bankruptcy Code;

                  (xiii) the disallowance of all or any portion of any of the Agent's or any Lender's claims for repayment of the Obligations under sections 502 or 506 of the Bankruptcy Code; or

                  (xiv) any other fact or circumstance which might otherwise constitute grounds at law or equity for the discharge or release of the Guarantor from its obligations hereunder, all whether or not the Guarantor shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (i) through (xiii) of this subsection 5(c).

                  6.  REPRESENTATIONS AND WARRANTIES.

                  The Guarantor further represents and warrants to the Agent and the Lenders that:

                  (a) The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has full power, authority and legal right to own its property and assets and to transact the business in which it is engaged.

                  (b) The Guarantor has full power, authority and legal right to execute and deliver, and to perform its obligations under, this Guaranty and each other Loan Document to which it is a party, and all necessary corporate action to authorize the guaranty hereunder on the terms and conditions of this Guaranty and such other Loan Documents and to authorize the execution, delivery and performance of this Guaranty and such other Loan Documents has been duly taken.

                  (c) This Guaranty and the other Loan Documents to which the Guarantor is a party have been duly executed and delivered by the Guarantor and constitute legal, valid and binding obligations of the Guarantor enforceable against the Guarantor in accordance with their respective terms, except to the extent that such enforceability is subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and moratorium laws and other laws of general application affecting enforcement of creditors' rights generally, or the availability of equitable remedies, which are subject to the discretion of the court before which an action may be brought.

                  (d) The authorized capital stock of the Guarantor is as set forth on Schedule A hereto. All issued and outstanding shares of the capital stock of the Guarantor are duly authorized and validly issued, fully paid and nonassessable, and such shares were issued in compliance with all applicable state and federal laws concerning the issuance of securities, and are owned by the stockholders in the amounts set forth on Schedule A hereto. No shares of the capital stock of the Guarantor, other than those set forth on Schedule A hereto, are issued and outstanding, and, other than as set forth on Schedule A hereto, there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from the Guarantor of any share of capital stock or other securities of the Guarantor. The Guarantor is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any convertible securities, rights or options of the type described in the preceding sentence other than as set forth on Schedule A hereto.

                  (e) The Guarantor is duly qualified and in good standing wherever necessary to carry on its present businesses and operations, except in jurisdictions in which the failure to be qualified and in good standing could not reasonably be expected to have a material adverse effect on the business, property, assets, liabilities, operations, condition (financial or otherwise) or prospects of the Guarantor (collectively, a "Material Adverse Effect"). All such jurisdictions for the Guarantor are listed on Schedule B hereto.

                  (f) All of the Subsidiaries of the Guarantor are identified on Schedule C hereto. The direct ownership by the Guarantor of the capital stock of each Subsidiary is identified on Schedule C, and all such capital stock owned directly or indirectly by the Guarantor is duly authorized, validly issued, fully paid and nonassessable and free and clear of all Liens other than Liens in favor of the Agent, for its benefit and the benefit of the Lenders.

                  (g) The execution, delivery and performance by the Guarantor of this Guaranty and each other Loan Document to which the Guarantor is a party, and the consummation of the transactions contemplated by this Guaranty and each of the Loan Documents, do not and will not violate, conflict with, result in a breach of, or constitute a default (with due notice of lapse of time or both) under any contract of the Guarantor, except if such violations, conflicts, breaches or defaults could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

                  7.  NEGATIVE COVENANTS.

                  The Guarantor covenants with the Agent and the Lenders that:

                  (a) The Guarantor shall not grant any security interest in or permit any lien, claim or encumbrance upon any of its assets in favor of any third party other than non-consensual statutory Permitted Liens.

                  (b) The Guarantor will not engage in any type of business activity other than its ownership of the capital stock of the Borrower and the performance of the Guarantor's obligations under this Guaranty and the other Loan Documents to which it is a party, the Capitalization Documents to which it is a party and any other instruments, documents or agreements entered into by the Guarantor in favor of the Agent and the Lenders, or any activities reasonably necessary to comply with any of the foregoing.

                  (c) The Guarantor shall not, nor shall the Guarantor permit any of its Subsidiaries to, enter into any indenture, agreement, instrument or other arrangement which, (i) directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the incurrence of the obligations of the Guarantor hereunder, or (ii) contains any provisions which would be violated or breached by the performance by the Guarantor of its obligations hereunder.

                  (d) The Guarantor hereby assumes and adopts and agrees to perform, comply with and be bound by all of the terms and conditions set forth in the Credit Agreement which apply to the Guarantor or relate to the relationship between the Borrower and the Guarantor, with such terms and conditions being incorporated in this Guaranty by reference.

                  (e) The Guarantor will not create, incur, assume, guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness or any Contingent Obligation except for (i) Contingent Obligations with respect to this Guaranty and the other Loan Documents to which the Guarantor is a party and (ii) Indebtedness of the Guarantor represented by the obligations of the Guarantor to make payments with respect to the cancellation or repurchase of certain stock of officers, employees and directors (or their estates) of the Borrower and its Subsidiaries.

                  8.  TERMINATION.

                  This Guaranty shall remain in full force and effect until all of the Obligations shall be finally and irrevocably paid in full and the Commitments of the Agent and the Lenders under the Credit Agreement shall have been terminated. Thereafter, but subject to the following, the Agent shall take such action and execute such documents as the Guarantor may request (and at the Guarantor's cost and expense) in order to evidence the termination of this Guaranty. Payment of all of the Obligations from time to time shall not operate as a discontinuance of this Guaranty. The Guarantor further agrees that, to the extent that the Borrower makes a payment or payments to the Agent or any Lender on the Obligations, or the Agent or any Lender receives any proceeds of collateral securing the Obligations which payment or receipt of proceeds or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be returned or repaid to the Borrower, its estate, trustee, receiver, debtor in possession or any other Person, including, without limitation, the Guarantor, under any insolvency or bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment, return or repayment, the obligation or part thereof which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date when such initial payment, reduction or satisfaction occurred, and this Guaranty shall continue in full force notwithstanding any contrary action which may have been taken by the Agent or any Lender in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Agent's or any Lender's rights under this Guaranty and shall be deemed to have been conditioned upon such payment having become final and irrevocable.

                  9.  GUARANTY OF PERFORMANCE.

                  The Guarantor also guarantees the full, prompt and unconditional performance of all obligations and agreements of every kind owed or hereafter to be owed by the Borrower to the Agent or any Lender under the Credit Agreement and the other Loan Documents to which the Borrower is a party. Every provision for the benefit of the Agent and the Lenders contained in this Guaranty shall apply to the guaranty of performance given in this Section 9.

                  10.  ASSUMPTION OF LIENS AND OBLIGATIONS.

                  To the extent that the Guarantor has received or shall hereafter receive distributions or transfers from the Borrower of property or cash that are subject, at the time of such distribution or transfer, to liens and security interests in favor of the Agent and the Lenders in accordance with the Credit Agreement or the other Loan Documents, the Guarantor hereby expressly agrees that:

                  (a) it shall hold such assets subject to such liens and security interests and subject to the terms of the Credit Agreement and the other Loan Documents; and

                  (b) it shall be liable for the payment of the Obligations secured thereby.

The Guarantor's obligations under this Section 10 shall be in addition to its obligations as set forth in other sections of this Guaranty and not in substitution therefor or in lieu thereof.

                  11.  TAXES.

                  All payments hereunder shall be made without any counter-claim or set-off, free and clear of, and without reduction by reason of, any taxes, levies, imposts, charges and withholdings, restrictions or conditions of any nature ("Taxes"), which are now or may hereafter be imposed, levied or assessed by any country, political subdivision or taxing authority, all of which will be for the account of and paid by the Guarantor (but excluding any tax imposed on or measured by the net income (or any franchise tax) of a Lender pursuant to the laws of the jurisdiction in which the principal office or applicable lending office of such Lender is located or under the laws of which such Lender is organized or under the laws of any political subdivision or taxing authority of any such jurisdiction in which the principal office or applicable lending office of such Lender is located). If for any reason, any such reduction is made or any Taxes are paid by the Agent or any Lender, the Guarantor will pay to the Agent or such Lender such additional amounts as may be necessary to ensure that the Agent or such Lender receives the same net amount which they would have received had not reduction been made or Taxes paid. Notwithstanding the foregoing, the provisions of Section 4.04 of the Credit Agreement shall apply to all payments by the Guarantor hereunder to the same extent applicable to payments by the Borrower under the Credit Agreement and the other Loan Documents.

                  12.  MISCELLANEOUS.

                  (a) The terms "Borrower" and "Guarantor" as used in this Guaranty shall include: (i) any successor individual or individuals, association, partnership or corporation to which all or substantially all of the business or assets of Borrower or the Guarantor shall have been transferred; and
(ii) any other corporation or other entity into or with which the Borrower or the Guarantor shall have been merged, consolidated, reorganized or absorbed.

                  (b) Without limiting any other right of the Agent or any Lender, whenever the Agent or any Lender has the right to declare any of the Obligations to be immediately due and payable (whether or not it has been so declared), the Agent or any Lender at its sole election without notice to the undersigned, may appropriate and set off against the Obligations:

                  (i) any and all indebtedness or other moneys due or to become due to the Guarantor by the Agent or such Lender in any capacity; and

                  (ii) any credits or other property belonging to the Guarantor (including all account balances, whether provisional or final and whether or not collected or available) at any time held by or coming into the possession of the Agent or any Lender, or any affiliate of the Agent or any Lender, whether for deposit or otherwise;

whether or not the Obligations are, or the obligation to pay such moneys owed by the Agent or any Lender is, then due, and the Agent or any Lender shall be deemed to have exercised such right of setoff immediately at the time of such election even though any charge therefor is made or entered on the Agent's or such Lender's records subsequent thereto. The Agent and each Lender agree to notify the Guarantor in a reasonably practicable time of any such setoff; provided, however, that failure to so notify the Guarantor shall not affect the validity of any setoff.

                  (c) The Guarantor's obligation hereunder is to pay the Obligations in full when due according to the Credit Agreement to the extent provided herein and shall not be affected by any stay or extension of time for payment by the Borrower resulting from any proceeding under the Bankruptcy Code or any similar law.

                  (d) No course of dealing between the Borrower or the Guarantor and the Agent or any Lender and no act, delay or omission by the Agent in exercising any right or remedy hereunder or with respect to any of the Obligations shall operate as a waiver thereof or of any other right or remedy, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy. The Agent may remedy any default by the Borrower under any agreement with the Borrower or with respect to any of the Obligations in any reasonable manner without waiving the default remedied and without waiving any other prior or subsequent default by the Borrower. All rights and remedies of the Agent hereunder are cumulative.

                  (e) This Guaranty shall inure to the benefit of the Agent and the Lenders and their successors and assigns under the Credit Agreement.

                  (f) Captions of the sections of this Guaranty are solely for the convenience of the Agent, the Lenders and the Guarantor, and are not an aid in the interpretation of this Guaranty, and do not constitute part of the agreement of the parties set forth herein.

                  (g) If any provision of this Guaranty is unenforceable in whole or in part for any reason, the remaining provisions shall continue to be effective.

                  (h) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND THE GUARANTOR IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE GUARANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, AT ITS ADDRESS FOR NOTICES PURSUANT TO SECTION 12.03 OF THE CREDIT AGREEMENT, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. THE GUARANTY HEREBY IRREVOCABLY DESIGNATES APPOINTS AND EMPOWERS CT CORPORATION SYSTEM AS ITS THE AGENT FOR SERVICE OF PROCESS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT OR ANY LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE GUARANTOR IN ANY OTHER JURISDICTION.

                  (i) THE GUARANTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTY BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (H) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                  (j) THIS GUARANTY AND THE TRANSACTIONS EVIDENCED HEREBY SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

                  13.  WAIVERS.

                  THE GUARANTOR, THE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY AND THE TRANSACTIONS EVIDENCED HEREBY.

                            [signature page follows]

                  IN WITNESS WHEREOF, the undersigned has caused this Guaranty to be duly executed and delivered by its duly authorized officer on the date first above written.

                                            PHC RETAIL HOLDING COMPANY

                                            By:_______________________________

                                            Name:_____________________________

                                            Title:____________________________

                                   SCHEDULE B

               JURISDICTIONS IN WHICH THE GUARANTOR IS QUALIFIED

                              AND IN GOOD STANDING

                  Guarantor is incorporated in the State of Delaware and is not otherwise qualified to do business in any state.

                                   SCHEDULE A

                   AUTHORIZED CAPITAL STOCK OF THE GUARANTOR

                2,300,000 shares of Common Stock, par value $.01

            40,000 shares of non-voting Common Stock, par value $.01


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                                   SCHEDULE C

               SUBSIDIARIES OF THE GUARANTOR AND DIRECT OWNERSHIP
            BY THE GUARANTOR OF THE CAPITAL STOCK OF EACH SUBSIDIARY

                  Peebles Inc. is a wholly-owned subsidiary of Guarantor. Guarantor owns 1,000 shares of Common Stock, par value $.10, of Peebles Inc.